EXHIBIT 99.1

PRESS RELEASE

Press Contact:	Investor Relations Contact:
John Noh	Laura Graves
Cisco	Cisco
(408) 853-8445	(408) 526-6521
jnoh@cisco.com	lagraves@cisco.com

CISCO REPORTS FIRST QUARTER EARNINGS

•	Q1 Net Sales: $9.6 billion (increase of 17% year over year)

•	Q1 Net Income: $2.2 billion GAAP; $2.5 billion non-GAAP

•	Q1 Earnings per Share: $0.35 GAAP (increase of 35% year over year); $0.40 non-GAAP (increase of 29% year over year)

SAN JOSE, Calif. – Nov 7, 2007 – Cisco®, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its first quarter results for the period ended October 27, 2007. Cisco reported first quarter net sales of $9.6 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.2 billion or $0.35 per share, and non-GAAP net income of $2.5 billion or $0.40 per share. A tax benefit of $162 million or approximately $0.03 per share relating to a settlement of certain U.S. income tax matters was included in both the GAAP and non-GAAP results for the first quarter of fiscal 2008.

“Cisco delivered another record quarter based on balanced execution across the company,” said John Chambers, chairman and CEO, Cisco. “We believe these strong results show that Cisco is well-positioned in terms of our vision, differentiated strategy and execution, and our ability to act upon key market transitions.

“We believe the migration to the second phase of the Internet and the proliferation of networked Web 2.0 technologies will help drive dramatic gains in productivity and innovation across all industries. If this market transition continues to unfold as we expect, it has the potential to power Cisco’s and the industry’s growth for many years to come.”

GAAP Results
	Q1 2008	Q1 2007	vs. Q1 2007
Net Sales	$9.6 billion	$8.2 billion	+16.7%
Net Income	$2.2 billion	$1.6 billion	+37.1%
Earnings per Share	$0.35	$0.26	+34.6%

Non-GAAP Results
	Q1 2008	Q1 2007	vs. Q1 2007
Net Income	$2.5 billion	$1.9 billion	+31.4%
Earnings per Share	$0.40	$0.31	+29.0%

A reconciliation between GAAP net income and non-GAAP net income is provided in the table on page 6.

Cisco will discuss first quarter results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Other Financial Highlights

•

Cash flows from operations were $3.1 billion for the first quarter of fiscal 2008, compared with $2.3 billion for the first quarter of fiscal 2007, and compared with $2.7 billion for the fourth quarter of fiscal 2007.

•	Cash and cash equivalents, and investments were $24.7 billion at the end of the first quarter of fiscal 2008, compared with $22.3 billion at the end of the fourth quarter of fiscal 2007.

•

During the first quarter of fiscal 2008, Cisco repurchased 96 million shares of common stock at an average price of $31.28 per share for an aggregate purchase price of $3.0 billion. As of October 27, 2007, Cisco had repurchased and retired 2.3 billion shares of Cisco common stock at an average price of $19.89 per share for an aggregate purchase price of approximately $46.2 billion since the inception of the stock repurchase program. The remaining authorized repurchase amount as of October 27, 2007 was $5.8 billion with no termination date.

•	Days sales outstanding in accounts receivable (DSO) at the end of the first quarter of fiscal 2008 were 33 days, compared with 38 days at the end of the fourth quarter of fiscal 2007.

•

Inventory turns on a GAAP basis were 10.3 in the first quarter of fiscal 2008, compared with 10.3 in the fourth quarter of fiscal 2007. Non-GAAP inventory turns were 10.0 in the first quarter of fiscal 2008, compared with 10.1 in the fourth quarter of fiscal 2007.

“We are very pleased with Cisco’s financial results, delivering another quarter of record revenue, net income and earnings per share, as well as our highest cash flow from operations to date of $3.1 billion,” said Dennis Powell, chief financial officer, Cisco. “This consistency in both top and bottom-line performance can be attributed to our balanced revenue growth across geographies, products, services and customer segments, while maintaining our traditionally strong gross margins.”

Business Highlights

Acquisitions

•

Cisco announced a definitive agreement to purchase Navini Networks, Inc., a leader in the Mobile WiMAX 802.16e-2005 broadband wireless industry. Cisco expects that its broadband wireless solution portfolio, including WiMAX products, will play a key role in Cisco’s “Digital Inclusion” initiative to drive broadband penetration to consumers and businesses in emerging markets.

•

Cisco announced and closed the acquisitions of Cognio, Inc. and Latigent, LLC. Cognio is the market leader in wireless spectrum analysis and management for wireless networks. Latigent is a leading provider of Web-based business intelligence and analytics reporting solutions, focused on contact centers.

New Products

•	Cisco introduced the industry’s only integrated 802.11n solution designed to combine superior wireless performance and reliability with simplicity of deployment.

•

Cisco introduced enhancements to the Carrier Ethernet portfolio in its IP Next-Generation Network (IP NGN) architecture portfolio, extending fiber-to-the-home to apartment buildings and other multi-tenant units and allowing deployment of more services more quickly.

•

Cisco introduced new offerings for its Network Admission Control (NAC) including the Cisco NAC Network Module for Integrated Services Routers, a modular security solution that is completely integrated into the network infrastructure, and the Cisco NAC Profiler, an endpoint-recognition technology that maintains a detailed inventory of networked devices so they can be evaluated before and during their connection to corporate networks.

•

Cisco announced the integration of Cisco VFrame Data Center with VMware Virtual Infrastructure, a key solution for the Cisco vision of next-generation data centers, called Data Center 3.0. The integration with VMware Infrastructure 3 offers customers enhanced IT automation capabilities, including added VMware ESX Server capacity on demand, as well as orchestrated configuration of network services.

•

Cisco introduced the Industry Solutions Partner Network, which is designed to engage, enable and reward a global community of channel partners, application providers and device manufacturers to collaborate and deliver industry-specific solutions that address the business needs of customers.

•	Cisco announced that WebEx will offer Oracle’s Siebel CRM On Demand Service, a customer relationship management (CRM) application service, through the WebEx Connect application ecosystem.

•	Linksys introduced eight new “smart switches” for small environments, corporate workgroups or network edge applications that require simple Web management, network security and easy installation.

Major Customer Announcements

•	Cisco Unified Contact Center has been certified by AT&T Labs for compatibility and interoperability with AT&T’s recently announced IP Toll-Free service.

•	Bell Canada became the first Canadian service provider to achieve the Cisco Powered TelePresence network status, enabling the delivery of the Cisco TelePresence solution.

•

Hanaro Telecom, Korea’s major broadband service provider, selected Cisco’s standards-based channel-bonding technology for the world’s largest deployment of 100-megabits-per-second broadband services, now reaching more than 200,000 customers.

•

Free (Iliad Group), the leading triple-play-over-broadband operator in Europe, doubled the capacity of its Cisco-based IP NGN in a drive to enhance the quality of experience for its more than 2.5 million subscribers. The operation was completed without any interruption to subscriber services.

•

Belgium-based Accent Jobs For People, an employment and recruiting agency, became Cisco’s 200th Digital Media System customer. The company is using Cisco Digital Signage to communicate in realtime in a dynamic and user-friendly way with employees, job candidates and clients across 70 of its offices.

•

Erste Bank Serbia implemented Cisco’s Financial Services Intelligent Network Solution and deployed a new unified voice, data and video network, including 850 IP phones, that is designed to help accelerate the bank’s growth by connecting all of its 62 branch offices in Serbia.

Key Milestones

•

The Cisco Express Network on Wheels (NoW), a mobile showcase of Cisco’s IP networking technologies, started a year-long journey in Singapore and will travel to 30 cities in Asia. The Cisco Express-NoW is designed to extend Cisco’s reach to organizations in vertical industries such as healthcare, public sector, manufacturing, tourism, retail and construction, small and medium-sized businesses, resellers, schools and even consumers.

Editor’s Note:

•

Q1 FY 2008 conference call to discuss Cisco’s results along with its business outlook to be held at 1:30 p.m. Pacific Time, Wednesday, November 7, 2007. Conference call number is 888-848-6507 (United States) or 212-519-0847 (international).

•

Conference call replay will be available from 4:30 p.m. Pacific Time, November 7, 2007 to 4:30 p.m. Pacific Time, November 14, 2007 at 866-357-4205 (United States) or 203-369-0122 (international). The replay is also available from November 7, 2007 through January 18, 2008 on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•

Additional information regarding Cisco’s financials, as well as a Webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, November 7, 2007. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The Webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	A Q&A with Cisco’s CEO and CFO about Q1 FY 2008 results will be available at http://newsroom.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in networking that transforms how people connect, communicate and collaborate. Information about Cisco can be found at http://www.cisco.com. For ongoing news, visit http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our vision, strategy and positioning, our ability to act upon key market transitions, the future of networking, and the development of our industry and our markets) and the future financial performance of Cisco that involve risks and uncertainties.

Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry and in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks, including risks related to our new manufacturing model; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters; natural catastrophic events; a pandemic or epidemic; achievement of the benefits anticipated from our investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; potential volatility in operating results; and other factors listed in Cisco’s most recent report on Form 10-K. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-K filed on September 18, 2007, as it may be amended from time to time. Cisco’s results of operations for the three months ended October 27, 2007 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP net income per share data, shares used in non-GAAP net income per share calculation and non-GAAP inventory turns.

These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP net income per share data and shares used in non-GAAP net income per share calculation, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include employee share-based compensation expense, impact to cost of sales from purchase accounting adjustments to inventory, payroll tax on stock option exercises, compensation expense related to acquisitions and investments, in-process research and development, amortization of purchased intangible assets, significant gains and losses on publicly traded equity securities, the income tax effects of the foregoing, tax effects of post-acquisition integration of purchased intangible assets from significant acquisitions, and significant effects of retroactive tax legislation. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today with the Securities and Exchange Commission.

Copyright ©2007 Cisco Systems, Inc. All rights reserved. Cisco, the Cisco logo, Cisco Systems, Linksys and WebEx are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 27, 2007	October 28, 2006
NET SALES:

Product	$8,015	$6,940
Service	1,539	1,244

Total net sales	9,554	8,184

COST OF SALES:
Product	2,823	2,499
Service	558	452

Total cost of sales	3,381	2,951

GROSS MARGIN	6,173	5,233

OPERATING EXPENSES:

Research and development	1,192	1,083
Sales and marketing	2,003	1,686
General and administrative	490	364
Amortization of purchased intangible assets	117	105
In-process research and development	3	4

Total operating expenses	3,805	3,242

OPERATING INCOME	2,368	1,991

Interest income, net	223	157
Other income, net	31	28

Interest and other income, net	254	185

INCOME BEFORE PROVISION FOR INCOME TAXES	2,622	2,176
Provision for income taxes	417	568

NET INCOME	$2,205	$1,608

Net income per share:
Basic	$0.36	$0.27

Diluted	$0.35	$0.26

Shares used in per-share calculation:
Basic	6,087	6,061

Diluted	6,330	6,199

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended
	October 27, 2007	October 28, 2006
GAAP net income	$2,205	$1,608

Employee share-based compensation expense	226	225
Payroll tax on stock option exercises	11	6
Compensation expense related to acquisitions and investments	39	21
In-process research and development	3	4
Amortization of purchased intangible assets	178	141

Total adjustments to GAAP income before provision for income taxes	457	397

Income tax effect	(160)	(101)

Non-GAAP net income	$2,502	$1,904

Diluted net income per share:
GAAP	$0.35	$0.26

Non-GAAP	$0.40	$0.31

Shares used in diluted net income per share calculation:
GAAP	6,330	6,199

Non-GAAP	6,317	6,202

Additional reconciliations between GAAP and non-GAAP financial measures are provided in the tables that follow on page 10.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 27, 2007	July 28, 2007
ASSETS
Current assets:
Cash and cash equivalents	$4,413	$3,728
Investments	20,266	18,538
Accounts receivable, net of allowance for doubtful accounts of $179 at October 27, 2007 and $166 at July 28, 2007	3,418	3,989
Inventories	1,315	1,322
Deferred tax assets	1,916	1,953
Prepaid expenses and other current assets	2,127	2,044

Total current assets	33,455	31,574

Property and equipment, net	3,956	3,893
Goodwill	12,158	12,121
Purchased intangible assets, net	2,379	2,540
Other assets	3,754	3,212

TOTAL ASSETS	$55,702	$53,340

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$820	$786
Income taxes payable	439	1,740
Accrued compensation	1,920	2,019
Deferred revenue	5,381	5,391
Other current liabilities	3,660	3,422

Total current liabilities	12,220	13,358

Long-term debt	6,582	6,408
Income taxes payable	682	___
Deferred revenue	1,726	1,646
Other long-term liabilities	489	438

Total liabilities	21,699	21,850

Minority interest	131	10

Shareholders’ equity	33,872	31,480

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$55,702	$53,340

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 27, 2007	October 28, 2006
Cash flows from operating activities:
Net income	$2,205	$1,608
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	421	348
Employee share-based compensation expense	226	225
Share-based compensation expense related to acquisitions and investments	24	10
Provision for doubtful accounts	18	6
Deferred income taxes	(491)	60
Excess tax benefits from share-based compensation	(252)	(151)
In-process research and development	3	4
Net gains and impairment charges on investments	(54)	(48)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	554	206
Inventories	7	(106)
Prepaid expenses and other current assets	81	(16)
Lease receivables, net	(127)	(22)
Accounts payable	32	(11)
Income taxes payable and receivable	394	48
Accrued compensation	(99)	(29)
Deferred revenue	70	116
Other liabilities	77	23

Net cash provided by operating activities	3,089	2,271

Cash flows from investing activities:
Purchases of investments	(4,360)	(4,771)
Proceeds from sales and maturities of investments	3,526	4,268
Acquisition of property and equipment	(296)	(214)
Acquisition of businesses, net of cash and cash equivalents acquired	(45)	(121)
Change in investments in privately held companies	(20)	(48)
Other	(65)	(41)

Net cash used in investing activities	(1,260)	(927)

Cash flows from financing activities:
Issuance of common stock	1,539	1,019
Repurchase of common stock	(2,993)	(1,500)
Excess tax benefits from share-based compensation	252	151
Other	58	2

Net cash used in financing activities	(1,144)	(328)

Net increase in cash and cash equivalents	685	1,016
Cash and cash equivalents, beginning of period	3,728	3,297

Cash and cash equivalents, end of period	$4,413	$4,313

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	October 27, 2007	July 28, 2007
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$4,413	$3,728
Fixed income securities	18,050	17,297
Publicly traded equity securities	2,216	1,241

Total	$24,679	$22,266

INVENTORIES
Raw materials	$130	$173
Work in process	45	45
Finished goods:
Distributor inventory and deferred cost of sales	556	544
Manufactured finished goods	338	314

Total finished goods	894	858
Service-related spares	211	211
Demonstration systems	35	35

Total	$1,315	$1,322

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$4,095	$4,022
Computer equipment and related software	1,684	1,605
Production, engineering, and other equipment	4,428	4,264
Operating lease assets	176	181
Furniture and fixtures	407	394

	10,790	10,466
Less accumulated depreciation and amortization	(6,834)	(6,573)

Total	$3,956	$3,893

LEASE RECEIVABLES, NET (1)
Current	$427	$389
Noncurrent	628	539

Total	$1,055	$928

OTHER ASSETS
Deferred tax assets	$1,612	$1,060
Investments in privately held companies	660	643
Income tax receivable	___	277
Lease receivables, net	628	539
Other	854	693

Total	$3,754	$3,212

DEFERRED REVENUE
Service	$4,651	$4,840
Product
Unrecognized revenue on product shipments and other deferred revenue	1,930	1,769
Cash receipts related to unrecognized revenue from two-tier distributors	526	428

Total product deferred revenue	2,456	2,197

Total	$7,107	$7,037

Reported as:
Current	$5,381	$5,391
Noncurrent	1,726	1,646

Total	$7,107	$7,037

Note:

(1)	The current portion of lease receivables, net, is recorded in prepaid expenses and other current assets, and the noncurrent portion is recorded in other assets in the Consolidated Balance Sheets.

SUMMARY OF EMPLOYEE SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended
	October 27, 2007	October 28, 2006
Cost of sales—product	$9	$11
Cost of sales—service	23	24

Employee share-based compensation expense in cost of sales	32	35

Research and development	65	74
Sales and marketing	99	94
General and administrative	30	22

Employee share-based compensation expense in operating expenses	194	190

Total employee share-based compensation expense	$226	$225

The income tax benefit for employee share-based compensation expense was $74 million and $58 million for the first quarter of fiscal 2008 and fiscal 2007, respectively.

RECONCILIATION OF SHARES USED IN THE GAAP AND NON-GAAP

DILUTED NET INCOME PER SHARE CALCULATION

(In millions)

	Three Months Ended
	October 27, 2007	October 28, 2006
Shares used in diluted net income per share calculation—GAAP	6,330	6,199
Effect of SFAS 123(R)	(13)	3

Shares used in diluted net income per share calculation—Non-GAAP	6,317	6,202

RECONCILIATION OF GAAP TO NON-GAAP COST OF SALES

USED IN INVENTORY TURNS

(In millions)

	Three Months Ended
	October 27, 2007	July 28, 2007
GAAP cost of sales	$3,381	$3,365
Employee share-based compensation expense	(32)	(31)
Amortization of purchased intangible assets	(61)	(48)

Non-GAAP cost of sales	$3,288	$3,286